                                                                    EXHIBIT 10.1


THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL
(i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE.

THIS NOTE IS ENTITLED TO THE BENEFIT OF THAT CERTAIN SECOND AMENDED AND RESTATED SECURITY AGREEMENT DATED JUNE 19, 2001 BY AND AMONG THE COMPANY AND ITS SUBSIDIARIES IN FAVOR OF THE PAYEE ("SECURITY AGREEMENT").

          -------------------------------------------------------------

                     COMMUNICATION INTELLIGENCE CORPORATION

                                                                   June 19, 2001

No. 1                                                                 $3,000,000

                                CONVERTIBLE NOTE


            Communication Intelligence Corporation, a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to the order of the Philip S. Sassower 1996 Charitable Remainder Annuity Trust (the "PAYEE") on June 18, 2004 (the "MATURITY DATE"), the principal sum of Three Million Dollars ($3,000,000) or such lesser principal amount as shall at such time be outstanding hereunder (the "PRINCIPAL AMOUNT"). Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with
Section 2 hereof, PROVIDED, that after the Maturity Date or upon an Event of Default, the rate of interest applicable to the unpaid Principal Amount and accrued interest shall be 4% in excess of that otherwise applicable pursuant to
Section 2 of this Note, but in no event in excess of the Maximum Rate provided in Section 2B of this Note.

            Accrued and unpaid interest shall commence on the date hereof and be payable (i) quarterly on September 30, December 31, March 31 and June 30, (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and
(iii) after maturity until paid in full (after as well as before judgment), on demand. Each of the dates referred to in clauses (i), (ii) and (iii) is sometimes hereinafter referred to as an "INTEREST PAYMENT DATE." All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). The Principal Amount of this Note together with interest accrued and unpaid thereon shall be payable on the Maturity Date unless this Note is converted or prepaid in accordance with Section 6 hereof.

            The amount of all repayments of principal, interest rates applicable thereto and interest accrued thereon shall be recorded on the records of the Company and, prior to any transfer of, or any action to collect on, this Note shall be endorsed on this Note. Any such recordation or endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded or endorsed, but the failure to record any such amount or rate shall not limit or otherwise affect the obligations of the Company hereunder to make payments of principal or interest when due. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

            The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the holder hereof, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

            This Note is being issued in part to refinance the Company's indebtedness to the Payee pursuant to that certain promissory note of the Company dated October 20, 1999 in the aggregate principal amount of $1,500,000 (the "PRIOR NOTE"). The Company and the Payee acknowledge and agree that the aggregate principal amount outstanding under the Prior Note as of the date hereof is $1,500,000.

      1. PREPAYMENT. A. OPTIONAL. The Principal Amount of this Note may be prepaid in whole or in part by the Company, at its option, prior to the Maturity Date in accordance with the terms and provisions of Section 6B hereof.

            B. MANDATORY. If, prior to the Maturity Date, the Company or any Subsidiary (as defined in Section 3.C) consummates one or more financings which provide at least an aggregate of $5 million in gross proceeds, then the Company shall be required to immediately apply 50% of the gross proceeds received in excess of $5 million to the Principal Amount under this Note.

      2.    COMPUTATION OF INTEREST.

            A. BASE INTEREST RATE. Except as expressly set forth herein, the outstanding Principal Amount shall bear interest at the rate per annum equal to 2% over the prime rate publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City, with each such change in interest rate to take effect with the corresponding change in the prime rate publicly announced by Citibank, N.A.

            B. MAXIMUM RATE. In the event that it is determined by final order of a court or governmental authority that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("APPLICABLE USURY LAWS"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "MAXIMUM RATE"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity.

      3.    REPRESENTATIONS OF THE COMPANY.

            The Company hereby represents and warrants to the Payee as follows:

            A. ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Note, the Security Agreement and the registration rights agreement of even date herewith between the Company and the Payee (the "REGISTRATION RIGHTS AGREEMENT"), and to carry out the transactions contemplated hereby and thereby. The Company and each Subsidiary (as defined below) are duly qualified and in good standing in each jurisdiction in which the character or location of its properties or nature of its business makes such qualification necessary.

            B. CAPITALIZATION. The authorized and outstanding capital stock of the Company is as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "ANNUAL REPORT") and Quarterly Report on Form 10-Q for the three months ended March 31, 2001 ("QUARTERLY REPORT", and collectively with the Annual Report, the "SEC DOCUMENTS"). The Company has heretofore delivered to Payee a true and complete copy of the Annual Report and the Quarterly Report. Except as set forth in the SEC Documents or as set forth pursuant to this Note, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is no commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided in the SEC Documents, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act.

            C. SUBSIDIARIES. On the date hereof, the Company has four Subsidiaries, CIC Japan, CICI Limited, CICI Limited II and CIC Acquisition Corp. The only asset of CICI Limited is a 90% interest in a joint venture in the Peoples Republic of China. As used herein, the term "SUBSIDIARY" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by the Company.

            D. ISSUANCE OF SHARES. The issuance, sale and delivery of the Note and the shares of the Company's common stock, par value $0.01 per share ("COMMON STOCK") issuable upon conversion of the Note (the "CONVERSION SHARES") in accordance with the terms hereof have been duly authorized by all necessary corporate action on the part of the Company, and the Conversion Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Note, will be duly and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or similar rights. The Company will issue the Conversion Shares, upon conversion of the
Note in accordance with the terms hereof, free and clear of all Liens (as defined in Section 4.B(iii) hereof).

            E. AUTHORITY. The execution, delivery and performance by the Company of the Note, the Security Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action, and this Note, the Security and the Registration Rights Agreement have been duly executed and delivered by the Company. This Note, the Security Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution, delivery and performance of this Note, the Security Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not violate any provision of law applicable to the Company or any Subsidiary and do not and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Company or any Subsidiary, or any indenture, lease, agreement or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or assets is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or any Subsidiary.

            F. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Note, the Security Agreement or the Registration Rights Agreement, or the issue, sale and delivery of the Conversion Shares, or the other transactions contemplated hereby or thereby, except for (i) such filings as shall have been made prior to and shall be effective on and as of the date hereof and (ii) such filings to be made pursuant to the Registration Rights Agreement.

            G. LITIGATION. There is no action, suit, proceeding or investigation pending, or threatened, against the Company or any Subsidiary which questions the validity of this Note, the Security Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform either of the foregoing, or which might result, either individually or in the aggregate, in any material adverse change in the assets, results of operations, conditions (financial or otherwise), net worth, business or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE CHANGE").

            H. PROPERTY AND ASSETS. Each of the Company and its Subsidiaries has good title to all of its properties and assets, including all properties and assets reflected in the financial statements included with the SEC Documents, except those disposed of since the date thereof in the ordinary course of business consistent with past practice, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, claim or encumbrance other than those the material terms of which are described in the SEC Documents.

            I. COMPLIANCE. Each of the Company and its Subsidiaries has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business as described in the SEC Documents and has all permits, consents, approvals, authorizations, orders, registrations, qualifications and licenses ("LICENSES") of and from all public, regulatory or governmental agencies and bodies necessary to own its properties and conduct its existing and proposed business and is in compliance in all material respects with such Licenses.

            J. FINANCIAL STATEMENTS. The financial statements included in the SEC Documents present fairly in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated in conformity with generally accepted accounting principles consistently applied ("GAAP") during such periods. As of December 31, 2000, the Company did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, whether fixed or unfixed, liquidated or unliquidated, secured or unsecured, contingent or otherwise of a kind required by GAAP to be set forth on a financial statement or in the notes thereto ("LIABILITIES") that were not fully and adequately reflected on or reserved against the Company's balance sheet at such date included in the Annual Report (the "BALANCE SHEET"). Except as disclosed in the Quarterly Report, since December 31, 2000, the Company has not incurred any Liability, other than Liabilities incurred in the ordinary course of business, none of which, individually or in the aggregate, are material.

            K. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, since December 31, 2000, each of the Company and its Subsidiaries has conducted its business in the ordinary and usual course consistent with past practices and has not (i) transferred to any other person, corporation or entity any Intellectual Property (as hereinafter defined), except for licenses granted by the Company to third parties in the ordinary course of business consistent with past practices, (ii) made any loan, advance, capital contribution or investment in any person or entity, (iii) terminated or amended in any material respect any material contract to which the Company or such Subsidiary is a party or by which it is bound, (iv) increased the compensation payable to any employee of the Company or such Subsidiary except in the ordinary course of business, consistent with past practice, (v) suffered any material damage, destruction or other loss (whether or not covered by insurance) affecting its business or assets, (vi) made any material change in its business policies, (vii) taken any action or agreed to take any action which, if taken prior to the date hereof, would have made any representation or warranty herein untrue, or (viii) suffered any Material Adverse Change.

            L. NO DEFAULTS. Neither the Company nor any Subsidiary is in default and, to the Company's knowledge, no other party is in default, nor does there exist any event that, with notice or lapse of time or both, would constitute a default or give rise to rights of termination, under any material agreement or other instrument to which the Company or any Subsidiary is a party or by which it or its properties are bound. All such agreements and instruments are valid, subsisting in full force and effect and binding on the parties.

            M. INTELLECTUAL PROPERTY. Except as disclosed in the SEC Documents, the Company owns (or is authorized to use), free and clear of any Liens, all patents, trademarks, copyrights, service marks, trade secrets, manufacturing and process know-how, processes, unpatented inventions, technical information, technology, designs and other intellectual property utilized in the conduct of its business as described in the Annual Report (the "INTELLECTUAL PROPERTY"). To the Company's knowledge, the Intellectual Property does not infringe upon the rights of others.

            N. ACCURACY. None of the representations and warranties contained herein or in the Security Agreement, nor any of the statements made in SEC Documents contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

            O. FULL DISCLOSURE. There is no fact or circumstance which the Company has not disclosed to Payee in writing that could reasonably be expected to result in a Material Adverse Change.

      4.    COVENANTS OF COMPANY

            A. AFFIRMATIVE COVENANTS. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A (it being agreed that these covenants shall apply equally to each Subsidiary of the Company as if fully set forth herein):

                  (i) TAXES AND LEVIES. The Company will file when due all federal, state and local income tax returns and will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, and will discharge when due all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any material properties of the Company or any material part thereof, provided, HOWEVER, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

                  (ii) MAINTENANCE OF EXISTENCE. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company;

                  (iii) MAINTENANCE OF PROPERTY. The Company will maintain, preserve, protect and keep its material property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

                  (iv) INSURANCE. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                  (v) BOOKS AND RECORDS. The Company will at all times keep true and correct in all material respects its books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

                  (vi) NOTICE OF CERTAIN EVENTS. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of

                        (a) the occurrence of any Event of Default (as defined
            in Section 5) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default;

                        (b) the occurrence of any litigation, arbitration or
            governmental investigation or proceeding not previously disclosed by the Company to the Payee in writing which has been instituted or, to the knowledge of the Company, is threatened, against the Company or to which any of its properties, assets or revenues is subject which, if adversely determined, would reasonably be expected to result in a Material Adverse Change;

                        (c) the occurrence of any event of default or any event
            which, with the giving of notice or the lapse of time, would constitute an event of default under any document or instrument evidencing or governing any indebtedness of the Company in the principal amount exceeding $25,000 and the delivery of any notice effecting the acceleration of any such indebtedness;

                        (d) any material development which shall occur in any
            litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Payee; and

                        (e) the occurrence of any other circumstance which has a
            reasonable likelihood of resulting in a Material Adverse Change;

                  (vii) OTHER OBLIGATIONS. The Company will maintain all of its obligations and agreements material to its business in whatever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased, as they become due in accordance with their terms;

                  (viii) COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable federal, state and local laws, rules, regulations and orders; and

                  (ix) LICENSES AND INTELLECTUAL PROPERTY. The Company will maintain in full force and effect all Licenses and will maintain, preserve and protect all Intellectual Property necessary to conduct its business.

            B. NEGATIVE COVENANTS. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4B (it being agreed that these prohibitions shall apply equally to each Subsidiary of the Company as if fully set forth herein):

                  (i) LIQUIDATION, DISSOLUTION. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity;

                  (ii) SALES OF ASSETS. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to all or a substantial part of its properties or assets to any person or entity;

                  (iii) LIENS. The Company will not create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "LIEN") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                        (a) Liens for taxes, assessments or other governmental
            charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        (b) Liens of carriers, warehousemen, mechanics,
            materialmen and landlords incurred in the ordinary course of business (1) for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (2) relating to property of the Company which is not material in value or is not material to the conduct of the business of the Company; and

                        (c) judgment Liens which, to the extent not covered by
            insurance, do not exceed $50,000 or which are in existence less than 30 days after the entry thereof or with respect to which execution has been stayed.

                  (iv) REDEMPTIONS. The Company will not redeem or repurchase any outstanding equity securities of the Company;

                  (v) TRANSACTIONS WITH AFFILIATES. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any person or entity affiliated with the Company, except upon terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company;

                  (vi) INDEBTEDNESS. The Company will not incur, create, assume or otherwise become obligated in respect of or permit to be outstanding at any time any Indebtedness (as hereinafter defined), except for Indebtedness which does not individually or in the aggregate exceed $200,000 at any time. As used herein, the term "INDEBTEDNESS" shall mean (a) money borrowed by the Company or any Subsidiary from any person; (b) any indebtedness of the Company or any Subsidiary arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (c) any indebtedness of the Company or any Subsidiary arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the business); and (d) any liability of the Company or any Subsidiary under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

                  (vii) DIVIDENDS. The Company will not: (a) declare or pay any dividends (other than dividends payable in capital stock) on, (b) apply any property or assets of the Company or any Subsidiary to the purchase, redemption or other retirement of, (c) set apart any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or (d) make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company or any Subsidiary (other than a wholly-owned Subsidiary).

                  (viii) INVESTMENTS. The Company will not make any investment in or capital contribution to, or make or permit to be outstanding any loan, advance or extension of credit to or purchase, acquire or incur any liability for the purchase or acquisition of any business, assets or securities of any person, or entity except (a) loans, advances and extensions of credit on account of sales on credit in the ordinary course of business, (b) purchases or acquisitions of assets in the ordinary course of business consistent with past practice, (c) travel advances in the ordinary course of business to officers and employees, (d) advances in the ordinary course of business consistent with past practice to employees or consultants against commissions and (e) temporary cash investments consisting of investments in prime commercial paper, short-term investment grade securities or certificates of deposit.

                  (ix) ACQUISITIONS. The Company will not acquire an interest in any corporation, partnership, joint venture or similar entity.

      5.    EVENTS OF DEFAULT

            A. The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Section 5A:

                  (i) NON-PAYMENT OF OBLIGATIONS. The Company fails to pay any principal or interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise, for a period of more than three
(3) business days;

                  (ii) NON-PERFORMANCE OF AFFIRMATIVE COVENANTS. The Company defaults in the due observance or performance of any covenant set forth in
Section 4A, which default shall continue uncured for 10 days;

                  (iii) NON-PERFORMANCE OF NEGATIVE COVENANTS. The Company defaults in the due observance or performance of any covenant set forth in
Section 4B;

                  (iv) NON-PERFORMANCE OF OTHER OBLIGATIONS. The Company or any Subsidiary defaults in the due observance or performance of any other material agreement to be observed or performed by the Company or any Subsidiary, which default shall continue uncured for 10 days after written notice thereof specifying such default shall have been given to the Company by the holder of this Note (or its agent);

                  (v) BANKRUPTCY INSOLVENCY, ETC. The Company:

                        (a) becomes insolvent or generally fails or is unable to
            pay, or admits in writing its inability to pay, its debts as they become due;

                        (b) applies for, consents to, or acquiesces in, the
            appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                        (c) in the absence of such application, consents or
            acquiesces in, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days; or

                        (d) permit or suffer to exist the commencement of any
            bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for 30 days undismissed.

                  (vi) BREACH OF WARRANTY. Any representation or warranty of the Company contained in this Note or the Security Agreement is or shall be incorrect in any material respect when made.

                  (vii) CROSS-ACCELERATION. Any indebtedness for borrowed money of the Company or any Subsidiary in an aggregate principal amount exceeding $100,000 (a) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (b) shall not be paid as and when the same becomes due and payable, including any applicable grace period.

                  (viii) JUDGMENTS. A judgment or order for the payment of money is rendered against the Company or any Subsidiary which, together with all other such outstanding judgments against the Company and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $100,000, shall be rendered against the Company or any Subsidiary and, within 30 days after entry thereof, such judgment shall not have been vacated, discharged or otherwise satisfied or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

                  (ix) CHANGE OF CONTROL. There is a Change of Control (as defined herein). For purposes hereof, a "CHANGE OF CONTROL" shall mean the occurrence of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or "GROUP" (as defined in Rule 13d promulgated under the Securities Exchange Act of 1934, as amended), other than the Payee, if in excess of 25% of the voting securities of the Company, (b) the replacement of more than one-half of the members of the Company's Board of Directors that is not approved by those individuals who are members of the Board of Directors on the date hereof, or successors on a continuing Board of Directors, in one or a series of related transactions, (c) the merger of the Company with or into another entity where the shareholders of the Company own less than 50% of the outstanding voting power of the surviving corporation, (d) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (e) the execution by the Company of an agreement providing for any of the foregoing events.

            B. ACTION IF BANKRUPTCY. If any Event of Default described in clauses (v)(a) through (d) of Section 5A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

            C. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in clauses (v)(a) through (d) of Section 5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Payee may, upon written notice to the Company, declare all or any portion of the outstanding Principal Amount of this Note, together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount (or any portion thereof so demanded), such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

            D. REMEDIES. In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder shall determine.

      6.    CONVERSION OF NOTE.

            A. OPTIONAL CONVERSION. The Payee shall have the right, at its option, at any time up to and including the earlier of the Maturity Date or 10 business days after receipt of the Prepayment Notice (as defined below), to convert all or any portion of the outstanding Principal Amount of this Note into shares of Common Stock at a price equal to $2.00 per share, subject to adjustment as provided in 6D below (the "CONVERSION PRICE").

            B. OPTIONAL CONVERSION IN LIEU OF PREPAYMENT. In the event the Company wishes to prepay all or any portion of the Principal Amount prior to the Maturity Date, the Company shall deliver a notice of prepayment to the Payee, specifying the Principal Amount it wishes to repay (the "PREPAYMENT NOTICE"), in which event (i) the Payee shall have the right at any time during the 10 business days after receipt of the Prepayment Notice, in its sole discretion, to convert all or any portion of the outstanding Principal Amount of this Note into shares of Common Stock at the Conversion Price, and (ii) thereafter, the Company may, at any time during the succeeding 10 business days, prepay in whole or in part the Principal Amount specified in such Prepayment Notice.

            C. OPTIONAL CONVERSION. The Payee shall have the right, at its option, at any time up to and including the Maturity Date, to convert all or any portion of the outstanding Principal Amount of this Note into shares of Common Stock at the Conversion Price.

            D. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price in effect at any time and the number of shares of Common Stock issuable upon conversion of the Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (i) DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS. In case the Company shall (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the number of shares determined by multiplying the Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) ISSUANCE OR SALE OF CONVERTIBLE SECURITIES. If, at any time while this Note is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Conversion Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock in such issuance or sale. If at any time during which this Note is outstanding the Company grants, issues or sells any rights, warrants or options for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (collectively, the "CONVERTIBLE SECURITIES"), and the price per share for which Common Stock is issuable upon the exercise or conversion of such Convertible Securities is less than the Conversion Price in effect immediately prior to such grant or issuance, then the Conversion Price then in effect shall be reduced to an amount equal to the price per share for which the Common Stock is issuable upon exercise or conversion of such Convertible Security.

                  (iii) REORGANIZATION OF THE COMPANY. In case of any reclassification or capital reorganization, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Note shall have the right thereafter upon conversion of this Note in accordance with the provisions of this Section 6, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Note immediately prior to such reclassification, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holder of this Note at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions. Nothing herein shall be construed as to require the consent of the holder to any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

                  (iv) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6.D but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the Company's Board of Directors shall make appropriate adjustment in the Conversion Price so at to protect the rights of the Payee or its assigns.

                  (v) EXCEPTIONS. Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the Conversion Price in connection with the issuance, sale or grant of shares of: (A) Common Stock issued in connection with a stock option plan, (B) Common Stock issued in connection with non-plan options granted to directors of the Company, which shall not exceed 250,000 shares in the aggregate or (C) shares of Common Stock issued upon conversion of this Note.

            E. MECHANICS OF CONVERSION. Before the Payee shall be entitled to convert this Note into Conversion Shares, the Payee shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of Conversion Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

            F. CASH PAYMENTS. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of the Principal Amount of this Note would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the Conversion Price. Upon the surrender of this Note, accrued and unpaid interest on the Principal Amount of this Note shall be paid by the Company to the holder of this Note through the Conversion Date.

            G. STAMP TAXES, ETC. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note.

            H. VALIDITY OF STOCK. All shares of Common Stock which may be issued upon conversion of this Note shall, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), and free from a pre-emptive or similar rights and shall be fully paid and non-assessable.

            I. RESERVATION OF SHARES. The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note.

            J.    NOTICE OF CERTAIN TRANSACTIONS. In case at any time:

                  (i) The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

                  (ii) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                  (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation; or

                  (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (v) The Company shall issue any shares of capital stock or any security convertible into or exercisable or exchanged for shares of capital stock of the Company,

then, in any one or more of said cases, the Company shall cause to be mailed to the registered holder of this Note at the earliest practicable time (and, in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, issuance, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

      7.    AMENDMENTS AND WAIVERS.

            A. The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Payee.

            B. No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            C. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            D. After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the holder of this Note a copy thereof.

      8.    MISCELLANEOUS

            A. REGISTERED HOLDER. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

            B. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and the Company hereby waives any right to stay or dismiss on the basis of FORUM NON CONVENIENS any action or proceeding brought before the courts of the State of New York sitting in New York County or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

            C. NOTICES. Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) on the day delivered or transmitted to the party to be notified in the case of notices delivered by hand or by facsimile, (in the event confirmation is received) (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

             If sent to Payee, notices shall be sent to the following address:

             The Philip S. Sassower 1996 Charitable
                  Remainder Annuity Trust
             c/o Mr. Philip Sassower
             135 East 57th Street
             New York, New York  10022
             Tel: (212) 759-1909
             Fax: (212) 319-4930

             with a copy to:

             Baer Marks & Upham LLP
             805 Third Avenue
             New York, New York  10022-7513
             Attn.:  Jonathan J. Russo, Esq.
             Tel:  (212) 702-5700
             Fax:  (212) 702-5941

             If sent to the Company, notices shall be sent to the following address:

             Communication Intelligence Corporation
             275 Shoreline Drive
             Redwood City, CA 94065-1413
             Attn.:  President
             Tel: (650) 802-7888
             Fax: (650) 802-7777


             with a copy to:

             Communication Intelligence Corporation
             275 Shoreline Drive
             Redwood City, CA 94065-1413
             Attn.:  Chief Financial Officer
             Tel: (650) 802-7888
             Fax: (650) 802-7777

            D. WAIVER OF JURY TRIAL. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN

CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

            E. EXPENSES. The Company will pay (i) all out-of-pocket expenses of the Payee in connection with the preparation, execution and delivery of this Note, the Security Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby, including reasonable fees and disbursements of counsel to the Payee, (ii) all out-of-pocket expenses in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Payee relating to this Agreement, including reasonable fees and disbursements of counsel to the Payee, and (iii) all costs of obtaining performance under this Note, the Security Agreement and the Registration Rights Agreement by the Company and all costs of collection in respect to this Note, which costs shall include reasonable counsel fees and expenses.

            F. RIGHTS, REMEDIES CUMULATIVE. The rights and remedies of the Payee under this Note, the Security Agreement and the Registration Rights Agreement shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, and no failure or delay by the Payee in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.

                               COMMUNICATION INTELLIGENCE CORPORATION


                               By:     /s/ Marjorie Bailey
                                   -------------------------------
                                      Name:  Marjorie Bailey
                                      Title: Chief Financial Officer